                                                                  EXHIBIT 10.23


                                   AGREEMENT

THIS AGREEMENT made and entered into on the date first set forth below by and between Tel Com Plus, Inc., and Nevada Corporation hereinafter referred to as "TCP" and Easy Cellular, Inc., hereinafter referred to as "EASY".

WHEREAS, TCP and EASY are engaged in the research, development, and production of certain telephonic services and/or products, and

WHEREAS, the officers and Boards of Directors of TCP and EASY believe it is in the best interest of both companies to enter into this Agreement.

                                   WITNESSETH

NOW, THEREFORE, in consideration of the mutual promises set forth below the parties do herein agree:

         1. 360 RELATIONSHIP: Easy warrants and assures that it has a contractually binding relationship with 360 Communications hereinafter "360" for regional and/or national reselling purposes.

                  1.01 EASY warrants that it's contractual relationship with 360 includes but is not limited to delivering commercial and/or residential cellular services provided by and/or through a switching platform.

         2. USE OF FUNDS ANALYSIS: EASY warrants that it shall prepare or cause to be prepared and thereafter, provide a use of funds analysis, which will include all proposed expenditures identifying specific allocations.

                  2.01 EASY warrants that it shall prepare or cause to be prepared a three (3) year financial forecast for each location.

                  2.02 EASY shall prepare and/or cause to be prepared and subsequently provide to TCP an operational financial statement for each currently existing facility. Said operational financial statement shall include sales revenues and operational costs only.

         3. LLC FORMATION: The Parties hereto agree that certain LLC's will be formed and subsequently registered as foreign entities licensed to do business in those various locations, in the United States, which are contained within the 360 Communications FCC jurisdictional license(s) now and in the future.

         4. OPERATIONAL: The Parties hereto agree that they will have an equal voice in the overall control of the LLC(s), however EASY will be required to operate the LLC(s) on a day to day basis.

         5. LLC COSTS: The Parties hereto agree that the LLC will be charged, by EASY, without mark up, the exact cost per minute, access fees, activation fees, as those fees are charged to EASY, including any and all price reductions, financial benefits or any other benefits provided to EASY, by 360 Communications on a regional and/or national basis.

         6. OWNERSHIP INTEREST: The Parties hereto agree that any and all units of any LLC subject to this Agreement will be distributed between the Parties hereto on the basis of forty percent (40%) to EASY and sixty percent (60%) to TCP. Such Units shall be distributed to the parties upon the closing date of each LLC. Any net profits generated by the LLC(s) shall be distributed and shared on the basis of ownership interest.

                  6.01 The frequency of distribution of any net profits shall be agreed upon by the Parties hereto, but in no case less than on a quarterly operational basis of the LLC.

                  6.02. TCP and EASY agree that all revenues generated by the LLC will be subject to preferential gross revenue distribution (minimum payment) in the amount of ten percent (10%). Such minimum payment shall be payable on the basis of five percent (5%) to TCP and five percent (5%) to EASY. The minimum payment will be due and payable within fifteen (15) days from the conclusion of each operational quarter without regard to profits being generated and will be treated as an operational business expense.

                  6.03 TCP agrees that EASY shall receive an Initial Management Fee of Fifty Thousand ($50,000) Dollars for each operational LLC established for services rendered upon closing of each LLC unit no later than thirty (30) days after opening.

         7. EASY CONTRIBUTION: EASY will contribute to the LLC its expertise, name identification, technology, trade secrets, reseller contracts and any other intangible as may be required by the LLC. In addition EASY will contribute any and all equipment and/or pricing agreements on a cost basis without mark up.

         9. PURCHASE AGREEMENT TERM: TCP's Purchase Agreement with the LLC will have a term of ninety (90) days but will also include automatic extensions as reasonably required.

         10. TCP'S CONTRIBUTIONS: TCP agrees to deposit a minimum of One Hundred Thousand ($100,000) Dollars in the LLC account within thirty (30) days of the execution of that certain Purchase Agreement to be executed between TCP and the LLC(s).

         11. CONSIDERATION: The Parties hereto acknowledged by their signatures set forth below agree that the entire consideration to be paid and contributed by either Party to this Agreement shall be the performance of said Party as set forth herein.

         12. NON-DISCLOSURE, NON-COMPETE: The Parties to this Agreement as of the execution of this Agreement recognize and acknowledge that they may have access to certain confidential information with regard to each other and such information constitutes the valuable, special and unique property of each of the parties. The parties shall not, during the term of this Agreement, or after the term of this Agreement disclose any such confidential information concerning the projects, technology, research, documents, methods of manufacture or trade secrets of each other, as well as any and all customers and/or distributor lists to any person, firm, corporation, association or other entity, for any reason whatsoever, nor shall the parties disclose or use such information itself after this Agreement is terminated.

         14. ATTORNEY'S FEES: In the event a dispute arises among the parties hereto, the prevailing party in any litigation relative thereto (including appellate proceedings) shall be entitled to receive from the party, reasonable attorney fees and costs.

         15.      TERMINATION:

                  15.01 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated by (i) mutual consent of the Parties in writing upon the failure of any Party hereto to perform as set forth herein; (ii) by any party to this Agreement if there has been a material breach of any warranty or covenant by the other party; or (iii) by any party to this Agreement if the Closing shall not have taken place as set forth herein unless extended in writing to a later date by mutual consent of the Parties hereto.

                  15.01 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to the terms of this Agreement, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party or any of its officers, directors or employees shall be liable to any other party for any costs, expenses, damages, or loss of anticipated profits.

         16. JURISDICTION: This Agreement shall be interpreted under and governed by the laws of the State of Nevada.

         17. FURTHER DOCUMENTS: The parties shall upon notice execute such other and further instruments and documents as may be reasonably required in order to carry out the provisions and objects of this agreement.

         18. SEVERABILITY: In the event that any provision in this agreement is finally determined by a competent judicial authority to be void or unenforceable, the balance of this agreement shall remain in full force and effect.

         19. RIGHT OF FIRST REFUSAL: So long as TCP is not in default of this Agreement, EASY warrants and guarantees that TCP shall have the right of first refusal to purchase any and all of EASY's present and/or future programs. Such right of first refusal shall extend to any and all cellular carrier Agreements obtained by EASY now and in the future for the term of this Agreement. The terms and conditions of this Agreement shall apply to any and all programs offered to TCP by EASY under this right of first refusal. TCP agrees that it shall have a maximum of thirty (30) days from date of receipt to accept or reject any program presented to TCP by EASY unless such time is extended by both parties to this Agreement.

         20. RECORDS: The Parties hereto agree that EASY shall provide to TCP, upon reasonable notice, access to review any and all EASY corporate records relating to the subject matter of this Agreement. Said records include but shall not be limited to existing resellers contract(s) with 360 Communications.

         21. WAIVER: The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same or another provision of this Agreement.

         22. FORMATION: Until signed by all parties, neither this document nor any conversation or conduct shall be construed as waiver by anyone of any rights or remedies regarding its subject matter, nor will any right accrue to anyone except as outlined in this document. Regardless of the order of signing if all signatures appear below, the Agreement shall be deemed an acceptance of its subject matter, all other expressions of acceptance being hereby waived.

         23. HOLD HARMLESS/INDEMNIFICATION: TCP warrants and guarantees to hold harmless and indemnify EASY from any and all claims and/or allegations of securities law violations. TCP agrees that the principals in any LLC shall be "qualified" and or "accredited" as determined by self acknowledgment and reviewed by an appointed compliance officer. TCP's Chief Legal Counsel has agreed to serve in this capacity.

         24. NOTICES: Any notice or other communication required, permitted or desirable hereunder shall be sufficiently given if sent by United States registered or certified mail, postage prepaid, addressed as follows:

         Tel Com Plus, Inc.                  Easy Cellular, Inc.
         3675 S. Rainbow                     8625 W. Sahara Avenue
         Bldg 107, Suite 233                 Las Vegas, NV 89117
         Las Vegas, NV 89103

or such other address as shall be furnished in writing by the Parties. Any such notice or communication shall be deemed to have been given as of the date so mailed or on the date personally delivered, whichever is earlier.

         24. ACKNOWLEDGMENT: The Parties hereto, acknowledged by their signatures set forth below have read and understood this entire Agreement.

         24. FACSIMILE SIGNATURES: Any facsimile signature on this Agreement shall be considered an original and shall have the full force and effect as if it were in fact an original.

         25. SUCCESSORS AND ASSIGNS: This Agreement shall be binding on and inure to the benefit of both parties to this Agreement and their successors, assigns and heirs except as otherwise provided herein.

         28. ENTIRE AGREEMENT: This Agreement shall constitute the full and entire Agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal this 17 day of January, 1997.


January 17, 1997                      /s/ Charles Polley
-------------------------             -----------------------------------------
Date                                  Charles Polley
                                      CEO
                                      Tel Com Plus, Inc.

Jan 18, 1997                          /s/ Richard Pollara
-------------------------             -----------------------------------------
Date                                  Richard Pollara
                                      CEO
                                      Easy Cellular, Inc.